SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 16, 1999

                              Motor Club of America
             (Exact name of registrant as specified in its charter)

New Jersey                             0-671                22-0747730
(State or other jurisdiction           (Commission          IRS Employer
of incorporation or organization)      File Number)         Identification No.)

                                95 Route 17 South
                             Paramus, NJ 07653-0931
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (201) 291-2000


          (Former name or former address, if changed since last report)

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Item 2 - Acquisition or Disposition of Assets

      On December 16, 1999, Motor Club of America (the "Company") announced that it signed a definitive purchase agreement to acquire all of the outstanding capital stock of Mountain Valley Indemnity Company ("Mountain Valley"), formerly known as White Mountains Insurance Company, from Valley Insurance Company ("VIC"), a subsidiary of Unitrin, Inc. (NASDAQ:UNIT) for $7.5 million in cash.

      Mountain Valley presently writes approximately $15 million of small and medium commercial lines business in the New York and New England markets (excluding Connecticut). As of September 30, 1999, Mountain Valley's statutory surplus as regards policyholders was $7.2 million.

      Consummation of the purchase is subject to the satisfaction of certain conditions set forth in the purchase agreement, including authorization by state insurance regulators. In addition, in Maine the Company may be required to indemnify VIC for its guaranty to maintain Mountain Valley's capital and surplus in the amount of $2.5 million each, unless the guaranty is removed by the Superintendent of Insurance in that State.

      In connection with the acquisition of Mountain Valley, the Company also announced that its three Executive Committee members, who presently own 42.2% of the Company's outstanding shares, would extend unsecured debt financing in the amount of $11.5 million to finance the transaction and provide other capital to the Company. This debt will mature in two years and pay interest quarterly at a rate of 395 basis points in excess of the one-year London Interbank Offered Rate, for a total of 10.25% at current rates. The Company expects to pursue longer-term financing options to replace this debt during this two-year period.

      In September, 1999, the Executive Committee members purchased approximately $9.25 million principal amount of Motor Club's unsecured convertible debentures, due September 23, 2009, as part of the financing to complete the Company's acquisition of North East Insurance Company. If those debentures were fully converted today, the Executive Committee members would own 51.3% of the Company's outstanding common shares.

      Forward-Looking Statement Disclaimer. This Current Report on Form 8-K contains statements that are not historical facts and are considered "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995), including statements concerning the expected benefits of the merger. Consummation of the merger and future benefits therefrom involve various risks and uncertainties, including the risk of material adverse changes in financial markets or the condition of Motor Club; risks associated with Motor Club's entry into new markets; and state regulatory and legislative actions which can affect the profitability of certain lines of business and impeded the companies' ability to charge adequate rates.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Business Acquired.

            In accordance with Rule 3.05(b) of Regulation S-X, financial statements are not required to be filed for the transaction reported on this Current Report on Form 8-K.

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      (c) Exhibits.

      Exhibit No.   Description
      -----------   -----------

      10.1          [Purchase Agreement dated December 16, 1999]

      99.1          Press release dated December 16, 1999

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 16, 1999

                                    MOTOR CLUB OF AMERICA


                                    By s/Patrick J. Haveron
                                       Patrick J. Haveron
                                       Chief Executive Officer and Chief
                                        Financial Officer